                                                         Exhibit 14(b)
INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of W&R Funds, Inc. on
Form N-14 of our report dated February 7, 2003 appearing in the Annual
Report to Shareholders of Ivy Cundill Global Value Fund, Ivy Developing
Markets Fund, Ivy European Opportunities Fund, Ivy Global Fund, Ivy Global
Natural Resources Fund, Ivy Global Science & Technology Fund, Ivy
International Fund, Ivy International Small Companies Fund, Ivy
International Value Fund, Ivy Pacific Opportunities Fund, Ivy Growth Fund,
Ivy US Blue Chip Fund, Ivy US Emerging Growth Fund, Ivy Bond Fund and Ivy
Money Market Fund, comprising Ivy Fund for the fiscal year ended December
31, 2002, which is also incorporated by reference in the Statement of
Additional Information, which is part of such Registration Statement. We also consent to the references to us under the caption "Other Service
Providers for the W&R Fund and the Acquired Fund" and "Financial
Highlights" in the Combined Prospectus and Proxy Statement, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
April 29, 2003